GUARDIAN TECHNOLOGIES INTERNATIONAL (OTCBB: GDTI)

www.guardiantechintl.com

Guardian Technologies Taps Aviation Industry Expert for Company Board

Former Airport Manager’s Expertise Will Be Valuable in Positioning PinPointTM

For Threat-Detection Missions in Airport Security;

Other Board Changes Also Announced

Herndon, VA, August 16, 2006 – Guardian Technologies International, Inc. (OTCBB: GDTI), a leading provider of high-performance security and healthcare solutions based on “Intelligent Imaging Informatics” (3iTM), today announced that aviation industry expert Gina Marie Lindsey has joined the company’s Board of Directors.

Ms. Lindsey is currently Executive Vice President of McBee Strategic Consulting in Washington, DC, where her clients include the TSA and numerous aviation industry leaders.  Her areas of expertise include airport management and security, capital development, transportation and environmental policy, and organizational change management.  Prior to joining McBee, she was a senior manager at two major US airports in Seattle-Tacoma and Anchorage.  Prior to managing airports, Ms. Lindsey worked for the Alaska Department of Transportation on surface transportation issues. She also has served on the World Board of Directors for the Airports Council International and chaired the Airports Council International-North America in 2003.

Guardian Technologies Chairman and CEO Michael Trudnak said Ms. Lindsey’s contributions will be especially valuable as the company’s PinPointTM software continues to receive widespread attention in the wake of the alleged terrorist plot to destroy US-bound airliners using explosives hidden in carry-on baggage.  PinPointTM has been shown in tests to improve the detection of various solid and liquid explosives, guns, knives, ammunition, currency and illegal drugs concealed in parcels, boxes, baggage or cargo containers.

The PinPoint software is designed to facilitate seamless integration with existing commercial scanners and enable security teams to screen more people and goods with greater accuracy. PinPoint already has also been tested in laboratories and operational airport settings in several countries.

“Guardian Technologies is perfectly positioned to play an integral role in enhancing security screening systems in the United States and abroad, particularly in the aviation industry, where such enhancements are needed urgently,” said Lindsey.  “I am pleased to have an opportunity to help build this company and play a role in speeding its technologies to market.”

In other changes, the company announced that President and Chief Operating Officer Bill Donovan has joined the company board, while J. Riley Repko and Robert Dishaw have resigned from the board for personal reasons that are unrelated to the business.

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About Guardian Technologies International, Inc.

Guardian Technologies International, Inc. (OTCBB: GDTI) employs high-performance imaging technologies and advanced analytics to create integrated information management products and services. Guardian’s technologies are focused on two primary markets: Homeland Defense and Healthcare Solutions. Guardian’s homeland defense security technologies provide highly accurate threat-item detection at the image-scanning level, and the company’s Healthcare Solutions improve information and process flow with state-of-the-art RIS/PACS technology, and integrated archiving and reporting network services.

For additional information, visit www.guardiantechintl.com

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This news release contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this document and those made from time to time by Guardian through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations.  Certain factors that could cause or contribute to such differences include, among other things, in particular, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Guardian’s filings with the Securities and Exchange Commission, including without limitation, Guardian’s Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q.  Guardian expressly disclaims any obligation to update any forward-looking statements.

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Customers:

Steve Lancaster, VP of Business Development

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Steve.Lancaster@guardiantechintl.com

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Investor Relations:

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